        As filed with the Securities and Exchange Commission on December 7, 1998
                                                  Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           -----------------------

                       CBT GROUP PUBLIC LIMITED COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           -----------------------

     REPUBLIC OF IRELAND                   7372                       N/A
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)   IDENTIFICATION
                                                                    NUMBER)


                             900 CHESAPEAKE DRIVE
                        REDWOOD CITY, CALIFORNIA 94063
                                (650) 817-5900
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           -----------------------

                  AMENDED AND RESTATED 1994 SHARE OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                           -----------------------

                              ELIZABETH K. ROEMER
                      VICE PRESIDENT AND GENERAL COUNSEL
                                 CBT GROUP PLC
                             900 CHESAPEAKE DRIVE
                        REDWOOD CITY, CALIFORNIA 94063
                                (650) 817-5900
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                           -----------------------

                                   Copy to:
                             ALAN K. AUSTIN, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050
                                (650) 493-9300

                           -----------------------


                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
           TITLE OF EACH CLASS                 AMOUNT
            OF SECURITIES TO                   TO BE              PRICE               MAXIMUM             REGISTRATION
              BE REGISTERED                 REGISTERED(1)       PER SHARE(2)      OFFERING PRICE(2)          FEE(2)
----------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value IR9.375p
 per share, with attached Subscription
 Rights..................................   1,000,000 shares       $9.81       $ 9,812,500                $2,728
---------------------------------------------------------------------------------------------------------------------
TOTAL                                       1,000,000 shares       $9.81       $ 9,812,500 (2)            $2,728
=====================================================================================================================

(1)  Each Ordinary Share issued will have attached thereto one Subscription
     Right.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Registrant's American Depositary Shares on the Nasdaq National Market on December 2, 1998. The value attributable to the Subscription Rights is reflected in the price of the American Depositary Shares. Each Ordinary Share is represented by one American Depositary Share.

================================================================================

                        CBT GROUP PUBLIC LIMITED COMPANY
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

   The following documents and information previously filed by CBT Group Public Limited Company (the "Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

   (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

   (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

   (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

   (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998.

   (e) The Company's Current Report on Form 8-K dated June 12, 1998.

   (f) The Company's Current Report on Form 8-K dated September 29, 1998.

   (g) The Company's Current Report on Form 8-K dated October 1, 1998.

   (h) The Company's Current Report on Form 8-K dated October 5, 1998.

   (i) The description of the Company's Ordinary Shares as contained in the Company's Registration Statement on Form 8-A filed on March 9, 1995 and Amendment No. 1 thereto on Form 8-A/A filed on April 10, 1995.

   (j) The description of the Company's Subscription Rights contained in the Company's Registration Statement on Form 8-A filed on October 5, 1998.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     The Company's Articles of Association authorize the Company to indemnify the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. The Company's subsidiary, CBT Systems USA Ltd., has entered into indemnification agreements with its directors and officers and directors and officers of the Company serving at the request of CBT Systems USA Ltd. The indemnification agreements under certain circumstances require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company has obtained directors and officers' insurance providing indemnification for certain of the Company's directors, officers, affiliates or employees for certain liabilities.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

     Not applicable.

Item 8.  Exhibits
         --------

Exhibit
Number      Document
------      --------

4.1         CBT Group PLC Amended and Restated 1994 Share Option Plan

5.1 Opinion of Binchys, Solicitors with respect to the securities being registered

23.1        Consent of Ernst & Young, Chartered Accountants

23.2        Consent of Binchys, Solicitors (contained in Exhibit 5.1)

24.1        Power of Attorney (See Signature Page)

Item 9.  Undertakings
         ------------

      (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 4th day of December, 1998.

                                 CBT GROUP PUBLIC LIMITED COMPANY


                                 By: /s/ Gregory M. Priest
                                     ---------------------------------------
                                     Gregory M. Priest, Director and
                                         Member of Management Committee

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory M. Priest as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                     TITLE                       DATE
-----------------------------------           ------------------------    ----------------

/s/ William G. McCabe                         Director (Co-Principal      December 4, 1998
-----------------------------------           Executive Officer)
William G. McCabe


/s/ John P. Hayes                             Group Financial             December 4, 1998
-----------------------------------           Controller (Principal
John P. Hayes                                 Financial and Accounting
                                              Officer) and Director


/s/ Gregory M. Priest                         Director (Co-Principal      December 4, 1998
-----------------------------------           Executive Officer)
Gregory M. Priest

/s/ Patrick J. McDonagh                       Director                    December 4, 1998
-----------------------------------
Patrick J. McDonagh


/s/ John Grillos                              Director (Co-Principal      December 4, 1998
-----------------------------------           Executive Officer)
John Grillos

/s/ James Krzywicki                           Director                    December 4, 1998
-----------------------------------
James Krzywicki

                               INDEX TO EXHIBITS

Exhibit
Number         Document

4.1            CBT Group PLC Amended and Restated 1994 Share Option Plan

5.1 Opinion of Binchys, Solicitors with respect to the securities being registered

23.1           Consent of Ernst & Young, Chartered Accountants

23.2           Consent of Binchys, Solicitors (contained in Exhibit 5.1)

24.1           Power of Attorney (See Signature Page)